CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated August 25, 2008 relating to the financial statements and financial highlights which appear in the June 30, 2008 Annual Reports to Shareholders of JPMorgan Capital Growth Fund, JPMorgan Diversified Mid Cap Growth Fund, JPMorgan Diversified Mid Cap Value Fund, JPMorgan Mid Cap Value Fund and JPMorgan Dynamic Small Cap Growth Fund, which are also incorporated by reference into the Registration Statement, and our report dated October 28, 2008 relating to the financial statements and financial highlights which appear in the August 31, 2008 Annual Report to Shareholders of Undiscovered Managers Small Cap Growth Fund (collectively the "Funds"), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” in such Registration St atement and under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated November 1, 2008 and December 31, 2008, as applicable, for each of the Funds, which are also incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 16, 2009